EMPLOYMENT AGREEMENT

AGREEMENT made and entered into this 17th day of December, 1999, but as of the Effective Date hereinafter defined, by and between **Capitol Bancorp Ltd.** ("the Corporation") and **Michael M. Moran** ("Employee");

WHEREAS, the Corporation has retained the services of the Employee and the Employee has accepted such employment; and

WHEREAS, the parties desire to enter into this Agreement, which is intended to set forth in its entirety the terms and conditions of the employment relationship between the Corporation and the Employee;

NOW, THEREFORE, IT IS AGREED as follows:

1. Employment. The Employee is employed to render services to the Corporation as directed by the chairman of the board and/or the board of directors of the Corporation as they may from time to time reasonably direct. Employee's current assignment carries the title of Executive Vice President of Corporate Development. The title and duties commensurate herein may be changed from time to time by the Corporation in the exercise of its absolute discretion.

2. Compensation. The Corporation shall pay the Employee during the term of this Agreement a salary of One Hundred and Thirty-five Thousand Dollars ($135,000.00) per annum. The salary shall be payable in accordance with periodic payment procedures adopted by the Corporation and subject to the usual withholding taxes applicable to employees. The Employee's salary shall be reviewed by the Corporation annually and may be increased, but not decreased, from time to time in such amounts as the Corporation in its absolute discretion may determine.

3. Discretionary Bonuses. In addition to the salary provided for in Section 2, the Employee shall be entitled to participate in discretionary bonuses as may be from time to time authorized and declared by the board of directors of the Corporation. Such bonuses may vary from employee to employee based upon the performance of said employee or other factors as determined by the Corporation in its absolute discretion.

4. Fringe Benefits. The Employee shall be entitled to participate in various fringe benefits as identified herein.

   (a) The Employee shall be entitled to participate in medical coverage for the Employee to the extent that it is offered by the Corporation to its employees generally. The Corporation shall not provide medical coverage for family members and/or dependents of the Employee other than those programs offered at the expense of the Employee.

(b) The Employee shall be eligible for an automobile allowance, membership in various social, business and trade organizations, a reasonable expense account, and the payment of reasonable expenses for attending annual and periodic meetings of trade associations subject to the supervision and approval of the chairman of the board of the Corporation.

(c) The Employee shall be eligible to participate in any Employee Stock Ownership Plan adopted by the Corporation and offered to its employees generally. The extent of participation shall be governed by the rules of the plan and subject to the availability of a plan.

(d) The Employee shall be eligible to participate in any existing 401(k) program offered by the Corporation to its employees generally.

(e) If the Employee shall become and remain disabled or incapacitated to the extent that he is unable to perform his duties under this Agreement for a period of three (3) consecutive months or more, then, in that event, from the time that such period shall have elapsed until such disability or incapacity shall have ceased:

(i) He shall be entitled to receive disability benefits of the type provided for executive employees of the Corporation; and

(ii) He shall not be entitled to receive salary payments or other benefits pursuant to this Employment Agreement.

(f) At such reasonable times as determined by the chairman of the Corporation, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

(i) The Employee shall be entitled to annual vacation time of at least four (4) weeks per year.

(ii) The Employee shall not be entitled to receive any additional compensation from the Corporation on account of his failure to take vacation time, nor shall be entitled to accumulate vacation time from one calendar year to the next.

(iii) In addition to the aforesaid vacation time, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Corporation for such additional periods of time and for such valid and legitimate reasons as the chairman of the board of the Corporation may determine in his absolute discretion.

(g) The Employee may be granted additional consideration pursuant to an Executive Supplemental Income Agreement which is to be executed separately.

5. Term. The initial term of employment under this Agreement shall be for a period of five (5) years, commencing on the Effective Date hereof. Commencing with the first anniversary date of the Effective Date, this Agreement shall be extended automatically for a period of one (1) year, unless either the Corporation or the Employee gives contrary written notice in accordance with Paragraph 8 herein. Each year thereafter, on the anniversary date of the Effective Date, this Agreement shall be extended automatically unless terminated in accordance with the terms of this paragraph. This paragraph shall be governed by the terms and conditions set forth in the "Termination of Employment" provisions set forth in Paragraph 8 of this Agreement.

6. Effective Date. For the purpose of this Agreement, the "Effective Date" is the date upon which the Employee shall enter upon the performance of his duties, which is agreed to be January 10, 2000.

7. Standards. The Employee shall perform his duties under this Agreement in accordance with the high standards of fiduciary responsibility applicable to financial institutions in carrying out their respective responsibilities to their depositors, customers and shareholders. These standards shall conform to the high standards of conduct imposed by any and every regulatory body having jurisdiction over the Corporation. Performance standards for the Employee may be established from time to time by the chairman of the board of the Corporation and are hereby incorporated within the terms of this Agreement. It is recognized that the Corporation shall have wide latitude in defining performance standards so as to ensure the safe and sound operation of its business endeavors.

8. Termination of Employment.

(a) The Employee's employment under this Agreement may be terminated at any time by the board of directors of the Corporation, with or without cause (as defined below). Any termination by the Corporation without cause shall not prejudice the Employee's right to receive compensation in accordance with Section 2 of this Agreement for a period of six (6) months following the day of termination and irrespective of the term of this Agreement as set forth in Paragraph 5 ("Severance Pay"). The Employee shall not, however, receive Severance Pay in the event of his retirement, death, or disability. The Employee shall have no right to receive Severance Pay or any other remuneration whatsoever under this Agreement for any period after voluntary termination or termination for cause. For purposes of this Agreement, for "cause" shall mean termination for any of the following reasons:

(i) Personal dishonesty materially affecting the Corporation or any affiliate;

(ii) Willful misconduct;

(iii) Willful breach of a fiduciary duty involving personal profit;

(iv) Intentional failure to perform stated duties;

(v) Willful violation of any law, rule, or regulation relating to the operation of the Corporation or any of its affiliates;

(vi) The order of any court or supervising agency with jurisdiction over the affairs of the Corporation or any subsidiary; or

(vii) The Employee's violation of any provision of this Agreement.

(b) This Agreement may be terminated by the Employee at any time upon ninety (90) days' written notice to the Corporation or upon such shorter period as may be agreed upon between the Employee and the board of directors of the Corporation. In the event of such termination, the Corporation shall be obligated only to continue to pay the Employee's salary and provide the other benefits provided by this Agreement up to the date of the termination. Voluntary or involuntary termination of this Agreement by either party voids any benefit accrued pursuant to the Executive Supplemental Income Agreement, unless otherwise expressly provided in the Executive Supplemental Income Agreement.

(c) In the event of the death of the Employee during the term of this Agreement, the Employee's estate shall be entitled to receive salary continuation for a period of thirty (30) days thereafter.

(d) If the Employee is temporarily prohibited from participating in the conduct of the Corporation's affairs at the request of or by the order of any court or supervising agency with jurisdiction, the Corporation's obligations under this Agreement shall not terminate and the Employee shall be placed on administrative leave with or without pay in the discretion of the Board of directors. If the charges in the proceeding out of which such request or order is issued mature into a permanent prohibition order, unless stayed by appropriate proceedings, the Corporation's obligations hereunder shall terminate as of the effective date of such permanent order.

(e) If the Employee is permanently prohibited from participating in the conduct of the Corporation's affairs by the final order of any court or supervising agency with jurisdiction over the Corporation, all obligations of the Corporation under this Agreement shall terminate, as of the effective date of the order.

(f) All obligations under this Agreement may be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Corporation:

(i) By the Federal Deposit Insurance Corporation ("FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Corporation or any affiliate; and

(ii) By the Federal Reserve Board ("FRB"), or any other agency, at the time the FRB approves a supervisory merger to resolve problems related to the operation of the Corporation or any affiliate or when the Corporation is

determined by the FRB to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

9. No Assignments. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party.

10. Other Contracts. All other prior agreements regarding conditions of employment, whether written or oral, are hereby superseded by this Agreement.

11. Notices. Any notices under this Agreement shall be deemed given when in writing and delivered personally or sent by certified mail, postage prepaid, to the last known address of the party to whom notice is given. If sent by mail, notice shall be deemed given on the day of receipt.

12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

13. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

14. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

15. Governing Law. This Agreement shall be governed by the laws of the United States of America and the State of Michigan.

16. Stock Options. The Employee is hereby granted options to purchase the stock of Capitol Bancorp Ltd. in the amount of 50,000 options. The options do not vest for a period of five (5) years from and after the effective date of this Agreement. Additionally, the Employee shall demonstrate ownership of 50,000 shares of common stock of Capitol Bancorp Ltd. as a condition precedent to vesting of the options herein. Employee shall acquire 50,000 shares of common stock on the open market between the effective date of this Agreement and the vesting period five years hence. The exercise price of the options shall be the average closing price of the common stock of Capitol Bancorp for a period of 30 days immediately preceding the effective date of this Agreement. This option grant is subject to all of the terms and conditions set forth in the Stock Option Program of Capitol Bancorp Ltd. and is subject to any and all amendments thereto which shall be incorporated into this document as part of the Agreement irrespective of the date of said amendments, it being expressly understood that the Stock Option Program terms and conditions lie within the exclusive province of the board of directors of Capitol Bancorp Ltd.

17. Acquisition. In the event Capitol Bancorp Ltd. is acquired by an unaffiliated company, then, all stock options shall be deemed vested.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

EMPLOYER:

CAPITOL BANCORP LTD.

By________________________________
Joseph D. Reid
Chairman, President and Chief Executive Officer

EMPLOYEE:

____
Michael M. Moran